UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 31, 2006

WINN-DIXIE STORES, INC.

(Exact name of registrant as specified in its charter)

Florida	1-3657	59-0514290
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5050 Edgewood Court, Jacksonville, Florida	32254-3699
(Address of principal executive offices)	(Zip Code)

(904) 783-5000

(Registrant’s telephone number, including area code)

Unchanged

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The Amendment No. 3 to Credit Agreement was signed on January 31, 2006. This amendment modified the financial covenant related to EBITDA (as defined in the Credit Agreement) in two ways. The first modification is to test EBITDA less Capital Expenditures (as defined in the Credit Agreement) as compared with the bank plan rather than testing them separately. The second modification changes the testing from a rolling six month period test to a year to date test for periods 8 through 13 of fiscal 2006, and thereafter to a trailing 13 period test.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits:

10.1    Amendment No. 3 to Credit Agreement dated as of January 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2006		Winn-Dixie Stores, Inc.

	By:	/s/ Peter Lynch
Peter L. Lynch
President and
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment No. 3 to Credit Agreement dated as of January 31, 2006.